Exhibit 99.1

7315 Wisconsin Avenue, 1100 West, Bethesda, MD 20814
T: (240) 507-1300, F: (240) 396-5626
www.pebblebrookhotels.com
News Release

Pebblebrook Hotel Trust Completes Separate Sales of Viceroy Miami, The Redbury Hotel
and an Excess Land Parcel Adjacent to Revere Hotel Boston Common

Bethesda, MD, June 1, 2016 - Pebblebrook Hotel Trust (NYSE: PEB) (the “Company”) today announced that it has closed on the separate sales of Viceroy Miami in Miami, Florida for $64.5 million, The Redbury Hotel in Los Angeles, California for $40.9 million and an excess land parcel adjacent to Revere Hotel Boston Common in Boston, Massachusetts for $6.0 million.

In May 2011, the Company acquired the 148-room, luxury, full-service Viceroy Miami for $36.5 million. The sale price of $64.5 million reflects a 17.7x EBITDA multiple and a 4.2% net operating income capitalization rate (after an assumed annual capital reserve of 4.0% of total hotel revenues) based on the trailing twelve-month operating performance for the period ended April 30, 2016.

In August 2013, the Company acquired the 57-room, all-suite, luxury, full-service The Redbury Hotel for $34.0 million. The sale price of $40.9 million reflects a 15.5x EBITDA multiple and a 5.2% net operating income capitalization rate (after an assumed annual capital reserve of 4.0% of total hotel revenues) based on the trailing twelve-month operating performance for the period ended April 30, 2016.

“We are extremely pleased with the separate sales of Viceroy Miami, The Redbury Hotel and the undeveloped adjacent land parcel at Revere Hotel Boston Common,” noted Jon E. Bortz, Chairman, President and Chief Executive Officer of Pebblebrook Hotel Trust. “All of these properties have been excellent investments for the Company, and the sale prices clearly demonstrate the disparity between private market values for our hotels and the value of our company as determined by the public market. With the first dispositions in our strategic plan, which is geared to deliver this value differential to our shareholders, we remain encouraged by the interest shown by a wide variety of both domestic and international hotel investors in the major urban markets, particularly for high-quality, unencumbered hotels.”

Proceeds from the separate sales of Viceroy Miami, The Redbury Hotel and the land parcel at Revere Hotel Boston Common will be utilized for general business purposes which may include reducing the Company’s outstanding debt, special cash dividends resulting from taxable gains on the dispositions and repurchasing the Company’s common shares. The sales of both Viceroy Miami and The Redbury Hotel closed on June 1, 2016 and the sale of the land at Revere Hotel Boston Common previously closed on May 5, 2016.

About Pebblebrook Hotel Trust

Pebblebrook Hotel Trust is a publicly traded real estate investment trust (“REIT”) organized to opportunistically acquire and invest primarily in upper upscale, full-service hotels located in urban markets in major gateway cities. The Company owns 35 hotels, including 29 wholly owned hotels with a total of 7,235 guest rooms and a 49% joint venture interest in six hotels with a total of 1,787 guest rooms. The Company owns, or has an ownership interest in, hotels located in 11 states and the District of Columbia, including: San Francisco, California; Los Angeles, California (Beverly Hills, Santa Monica and West Hollywood); Boston, Massachusetts; New York, New York; San Diego, California; Portland, Oregon; Buckhead, Georgia; Naples, Florida; Seattle, Washington; Coral Gables, Florida; Washington, DC; Philadelphia, Pennsylvania; Columbia River Gorge, Washington; Nashville, Tennessee; Bethesda, Maryland and Minneapolis, Minnesota. For more information, please visit us at www.pebblebrookhotels.com and follow us on Twitter at @PebblebrookPEB.

All information in this press release is as of June 1, 2016. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company’s expectations.

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Contacts:

Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330
For additional information or to receive press releases via email, please visit our website at
www.pebblebrookhotels.com

Pebblebrook Hotel Trust
Viceroy Miami
Reconciliation of Hotel Net Income to Hotel EBITDA and Hotel Net Operating Income
Trailing Twelve Months
(Unaudited, in millions)

Twelve months ended April 30,
2016

Hotel net income	$2.1

Adjustment:
Depreciation and amortization	1.6

Hotel EBITDA	$3.7

Adjustment:
Capital reserve	(1.0)

Hotel Net Operating Income	$2.7

This press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (SEC) rules. These measures are not in accordance with, or an alternative to, measures prepared in accordance with U.S. generally accepted accounting principles, or GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the hotel’s results of operations determined in accordance with GAAP.

The Company has presented trailing twelve month hotel EBITDA and trailing twelve month hotel net operating income after capital reserves, because it believes these measures provide investors and analysts with an understanding of the hotel-level operating performance. These non-GAAP measures do not represent amounts available for management’s discretionary use, because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor are they indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

The Company’s presentation of the hotel’s trailing twelve month EBITDA and trailing twelve month net operating income after capital reserves should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the hotel’s financial performance. The table above is a reconciliation of the hotel’s trailing twelve month EBITDA and net operating income after capital reserves calculations to net income in accordance with GAAP. Any differences are a result of rounding.

Pebblebrook Hotel Trust
The Redbury Hotel
Reconciliation of Hotel Net Income to Hotel EBITDA and Hotel Net Operating Income
Trailing Twelve Months
(Unaudited, in millions)

Twelve months ended April 30,
2016

Hotel net income	$1.7

Adjustment:
Depreciation and amortization	0.9

Hotel EBITDA	$2.6

Adjustment:
Capital reserve	(0.5)

Hotel Net Operating Income	$2.1

This press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (SEC) rules. These measures are not in accordance with, or an alternative to, measures prepared in accordance with U.S. generally accepted accounting principles, or GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the hotel’s results of operations determined in accordance with GAAP.

The Company has presented trailing twelve month hotel EBITDA and trailing twelve month hotel net operating income after capital reserves, because it believes these measures provide investors and analysts with an understanding of the hotel-level operating performance. These non-GAAP measures do not represent amounts available for management’s discretionary use, because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor are they indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

The Company’s presentation of the hotel’s trailing twelve month EBITDA and trailing twelve month net operating income after capital reserves should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the hotel’s financial performance. The table above is a reconciliation of the hotel’s trailing twelve month EBITDA and net operating income after capital reserves calculations to net income in accordance with GAAP. Any differences are a result of rounding.

Pebblebrook Hotel Trust
Historical Operating Data - Entire Portfolio
($ in millions, except ADR and RevPAR)
(Unaudited)

Historical Operating Data:
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2015	2015	2015	2015	2015

Occupancy	79%	87%	88%	82%	84%
ADR	$226	$251	$262	$241	$246
RevPAR	$178	$219	$232	$197	$206

Hotel Revenues	$188.7	$223.4	$232.3	$209.1	$853.5
Hotel EBITDA	$52.1	$82.3	$87.9	$67.7	$290.0
Hotel EBITDA Margin	27.6%	36.8%	37.8%	32.4%	34.0%

	First Quarter
	2016
Occupancy	82%
ADR	$233
RevPAR	$192

Hotel Revenues	$201.4
Hotel EBITDA	$59.8
Hotel EBITDA Margin	29.7%

These historical hotel operating results include information for all of the hotels the Company owned as of June 1, 2016. The hotel operating results for the Manhattan Collection only includes 49% of the results for the 6 properties to reflect the Company's 49% ownership interest in the hotels. These historical operating results include periods prior to the Company's ownership of the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and has been presented only for comparison purposes.